UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 4, 2007

MISTRAL VENTURES, INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-1329944
(Commission File Number)

20-2745790
(IRS Employer Identification No.)

809-4438 West 10th Avenue, Vancouver, BC V6R 4R8
(Address of principal executive offices and Zip Code)

(775) 881-3478
Registrant's telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01        Entry into a Material Definitive Agreement.

On September 7, 2007, we entered into a purchase agreement with CypherEdge Technologies, Inc., all of the holders of stock of CypherEdge Technologies, James Linkous and John Xinos, whereby we have the right to acquire all of the issued and outstanding shares of common stock of CypherEdge Technologies Inc. in consideration for the issuance of 83,000,000 shares of common stock of our company to the holders of the stock of CypherEdge Technologies. Closing of the acquisition will take place within two (2) days following satisfaction or waiver of the conditions set forth in Article 6 of the purchase agreement, or such later time following satisfaction or waiver of such conditions as our company or the holders of stock of CypherEdge Technologies determine, provided that such later time shall occur no later than December 31, 2007.

The foregoing description of the purchase agreement is qualified in its entirety by the contents of the purchase agreement attached as Exhibit 10.1 to this current report. Due to conditions precedent to closing, and the risk that these conditions precedent will not be satisfied, there is no assurance that we will complete the acquisition of CypherEdge Technologies, Inc. as contemplated in the purchase agreement.

On September 7, 2007, we entered into a bridge loan agreement with CypherEdge Technologies Inc. whereby we agreed to loan CypherEdge Technologies the sum of $1,000,000 to be paid within 10 days of the closing of the purchase agreement. The bridge loan agreement is secured by a security agreement dated September 7, 2007 with CypherEdge Technologies Inc., whereby CypherEdge Technologies grants to our company a security interest in all of CypherEdge Technologies’ right, title and interest in and to all of CypherEdge Technologies’ personal property and assets as set forth in the security agreement. As of the date of this current report, we have advanced $975,000 under the bridge loan.

Pursuant to the bridge loan agreement, CypherEdge Technologies has executed a promissory note for the amount of the bridge loan with interest on the outstanding amount at a rate of 10% per annum calculated from the date of the promissory note , compounded annually not in advance, as well after as before maturity, default and judgment, and repayable in full plus accrued interest on December 31, 2007. The payment of the promissory note is due within 10 days of the closing of the purchase agreement.

Item 3.02        Unregistered Sales of Equity Securities

On September 4, 2007, we entered into a subscription agreement with Ludwig Holdings Limited pursuant to which we have agreed to issue 2,000,000 restricted shares of common stock, at the price of $0.50 per share for gross proceeds of $1,000,000. The shares will be issued to one investor who is not a “U.S. Person”, in reliance on the exemption from registration available under Regulation S promulgated under the United States Securities Act of 1933, as amended.

Item 9.01        Financial Statements and Exhibits

10.1	Purchase Agreement dated September 7, 2007 with CypherEdge Technologies Inc., all of the holders of stock of CypherEdge Technologies, James Linkous and John Xinos.

10.2	Bridge Loan Agreement dated September 7, 2007 with CypherEdge Technologies Inc.

10.3	Security Agreement dated September 7, 2007 with CypherEdge Technologies Inc.

10.4	Promissory Note of CypherEdge Technologies Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MISTRAL VENTURES, INC.

/s/ Kent Carasquero
By: Kent Carasquero
Date: November 5, 2007